SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2004

                       EverTrust Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-26993 Commission File Number	91-1613658 (I.R.S. Employer Identification No.)

2707 Colby Avenue, Suite 600, Everett, Washington (Address of principal executive offices)	98201 (Zip Code)

Registrant's telephone number (including area code): (425) 258-3645

                     Not Applicable
(Former name or former address, if changed since last report)

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Item 8.01. Other Events

        On September 21, 2004, EverTrust Financial Group, Inc. issued a press release announcing the declaration of a dividend for the quarter ended September 30, 2004. The text of the press release is included as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

        Exhibit

          99.1     Press Release dated September 21, 2004

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                            EVERTRUST FINANCIAL GROUP, INC.

DATE: September 21, 2004                                 By: /s/ Jeffrey R. Mitchell
                                                                                 Jeffrey R. Mitchell
                                                                                 Vice President and Chief Financial Officer

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Exhibit 99.1

EVERETT, Wash.--(BUSINESS WIRE)--Sept. 21, 2004--EverTrust Financial Group, Inc. (Nasdaq:EVRT - News) today reported that its Board of Directors declared a cash dividend on its common stock in the amount of $0.11 per share for the quarter to end September 30, 2004. The dividend is payable on October 1, 2004 to shareholders of record on September 24, 2004.

The Board also reported that all regulatory approvals to complete the proposed agreement and plan of merger with KeyCorp (NYSE:KEY - News) have been received and a closing date of October 15, 2004 has been set subject to shareholder approval. Pursuant to the merger agreement, the Board approved a pro-rata dividend of $0.11 per share on the outstanding common stock, payable on the number of days beginning October 1, 2004, to October 15, 2004. The record date of the pro-rata dividend will be October 1, 2004 and the payable date will be October 15, 2004.

EverTrust Financial Group is a diversified financial services holding company (regulated by the Federal Reserve) that serves the Puget Sound region of Washington state through its EverTrust Bank of Washington branches in Seattle, Bellevue, and Snohomish County; Commercial Mortgage Banking Group office in Tacoma, EverTrust Asset Management office in Seattle, and a commercial mortgage loan production office in Portland, Oregon.

For additional information, visit EverTrust Financial Group at www.EVRTonline.com.

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Contact:
    EverTrust Financial Group, Inc.
    Brad Ogura, 425-258-0380

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